CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Select Fixed Income Trust


We consent to the use of our report dated November 5, 1999, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                                       /s/  KPMG LLP

KPMG LLP
Boston, MA
January 26, 2000